Exhibit 4

EXECUTION VERSION

FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

of

UNIVAR INC.

Dated as of June 23, 2015

		Page

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01.	Definitions	2
Section 1.02.	Interpretation	10

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.	Management Under Direction of the Board	10
Section 2.02.	Composition of the Board; Observers	11
Section 2.03.	Chairman	15
Section 2.04.	Committees of the Board	15

ARTICLE III

OFFICERS; INFORMATION RIGHTS

Section 3.01.	Officers	16
Section 3.02.	Annual Business Plan	16
Section 3.03.	Periodic Reports	17
Section 3.04.	Access	18

ARTICLE IV

TRANSFERS

Section 4.01.	Restriction on Transfers	18

ARTICLE V

REGISTRATION RIGHTS

Section 5.01.	Coordination Committee	19
Section 5.02.	Demand Registration	20
Section 5.03.	Piggyback Registrations	24
Section 5.04.	S-3 Shelf Registration	26
Section 5.05.	Suspension Periods	28
Section 5.06.	Holdback Agreements	29

i

(Cont’d)

		Page
Section 5.07.	Registration Procedures	30
Section 5.08.	Registration Expenses	35
Section 5.09.	Indemnification	36

ARTICLE VI

LIMITATION ON LIABILITY; EXCULPATION

Section 6.01.	Liabilities of the Company	39
Section 6.02.	Waiver of Fiduciary Duties	39
Section 6.03.	Duties and Liabilities of Covered Persons; Exculpation	40
Section 6.04.	Indemnification	41
Section 6.05.	Advancement of Expense	41
Section 6.06.	Notice of Proceedings	42
Section 6.07.	Insurance	43

ARTICLE VII

CONFIDENTIALITY; PUBLICITY; NON-SOLICITATION

Section 7.01.	Confidential Information	43
Section 7.02.	Publicity	44
Section 7.03.	Non-Solicit	44

ARTICLE VIII

TERMINATION

Section 8.01.	Termination	44

ARTICLE IX

GOVERNING LAW AND CONFLICT RESOLUTION

Section 9.01.	Governing Law	45
Section 9.02.	Specific Performance	45

ARTICLE X

REPRESENTATIONS AND WARRANTIES

Section 10.01.	Organization, Standing and Power	46
Section 10.02.	Consents and Approvals	46
Section 10.03.	Non-Contravention	46

ii

(Cont’d)

iii

THIS FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (as amended and restated from time to time according to its terms, this “Agreement”), dated as of June 23, 2015, relating to Univar Inc., a Delaware corporation (the “Company”), is entered into by and among the Company, CD&R Univar Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R Investor”), Univar N.V., a limited liability company (naamloze vennootschap) organized under the laws of the Netherlands and with corporate seat in Rotterdam, the Netherlands (“Univar NV”), Dahlia Investments Pte. Ltd. (“Temasek Investor”), and each of the stockholders of the Company whose name appears on Annex A hereto (together with and each Person that has previously executed or subsequently executes an Accession Agreement, the “Stockholders” and each, individually, a “Stockholder”).

W I T N E S S E T H

WHEREAS, the Company entered into a Stockholders Agreement, dated as of November 30, 2010, with CD&R Investor, the other CD&R Investor Parties and Univar NV, as further amended and restated on December 20, 2010, in connection with the admission of the Mezzanine Investors as stockholders of the Company and their becoming parties to this Agreement, as further amended and restated on March 10, 2011 in connection with the admission of the Goldman Sachs Investors and their becoming parties to this Agreement, as further amended and restated on June 27, 2012 in connection with the admission of the Management Stockholder and it becoming party to this Agreement (the “Original Agreement”);

WHEREAS, in connection with the initial public offering of the shares of the Company’s common stock, par value $0.01 per share (the “Shares”), CD&R Investor, Univar NV, Temasek Investor, the Stockholders and the Company desire to amend and restate the Original Agreement as provided herein to set forth their respective rights and obligations; and

WHEREAS, pursuant to Section 13.02 of the Original Agreement, this amendment and restatement of the Original Agreement has been approved by Stockholders holding a majority of the Shares and has been unanimously approved by CD&R Investor and Univar NV.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

[Signature Page – Stockholders Agreement]

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. The following terms shall, for the purposes of this Agreement, have the following meanings:

“Accession Agreement” means an agreement with a prospective additional Stockholder accepting all of the terms and conditions of this Agreement.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. For the purpose of this Agreement, the Company and each other member of the Group shall not be deemed an Affiliate of any of the Stockholders. For the purposes of this Agreement, CD&R Manager shall be deemed an Affiliate of each CD&R Investor Party and each of the CVC GPs shall be deemed an Affiliate of Univar NV. For the purposes of this Agreement, each of CVC Ulysses and Parcom and their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed Affiliates of Univar NV. For the purposes of Article VII, any reference to Temasek Investor’s Affiliates shall mean its ultimate holding company, Temasek Holdings, and Temasek Holdings’ direct and indirect wholly owned companies whose boards of directors or equivalent governing bodies are comprised solely of nominees or employees of (A) Temasek Holdings; (B) Temasek Pte. Ltd; and/or (C) wholly owned direct or indirect subsidiaries of Temasek Pte. Ltd.

“Agreement” has the meaning given such term in the Preamble.

“Annual Business Plan” has the meaning set forth in Section 3.01.

“Auditor” means Ernst & Young LLP or another independent certified public accounting firm of recognized international standing and reputation appointed as the auditor of the Company.

“Automatic Shelf Registration Statement” has the meaning given such term in Section 5.04(g).

“Board” means, as of any date, the board of directors of the Company as of such date.

“Business” means the global chemical distribution business of the Group.

“Business Day” means any day (other than a Saturday or Sunday) on which banks in New York City and Singapore are permitted under applicable Law to be open and transact business.

“Capital Stock” means, with respect to any entity, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such entity.

“CD&R Fund VIII” means Clayton, Dubilier & Rice Fund VIII, L.P.

“CD&R Investor” has the meaning given such term in the Preamble.

“CD&R Investor Directors” has the meaning given such term in Section 2.02(a)(vii).

“CD&R Investor Parties” means CD&R Investor, CD&R Advisor Univar Co-Investor, LLC, CD&R Friends & Family Fund VIII, L.P., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Univar Co-Investor, L.P., CD&R Advisor Co-Investor II, L.P., CD&R Univar NEP VIII Co-Investor, LLC, CD&R Univar NEP IX Co-Investor, LLC.

“CD&R Manager” means Clayton, Dubilier & Rice, LLC.

“CEO” means the chief executive officer of the Company.

“CFO” means the chief financial officer of the Company.

“Chairman” has the meaning given such term in Section 2.03.

“Claims and Expenses” has the meaning given such term in Section 6.04(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” has the meaning given such term in Section 2.04(a).

“Company” has the meaning given such term in the Preamble.

“Confidential Information” has the meaning given such term in Section 7.01(a).

“Coordination Committee” has the meaning given such term in Section 5.01.

“Covered Person” means (i) Univar NV, the CD&R Investor Parties, Temasek Investor and their respective Permitted Transferees, (ii) solely for purposes of Section 6.01 and 6.02(a) and solely in their capacity as Stockholders, the Mezzanine Investors, the Goldman Sachs Investors, the Management Stockholder and their respective Permitted Transferees, (iii) any officer, director, shareholder, partner, member, manager, employee, representative, agent or trustee of the Persons referred to in the foregoing clauses (i) and (ii) and (iv) any director, officer, executive officer or authorized agent of the Company or any other member of the Group.

“CVC GPs” means CVC European Equity Tandem GP Limited, CVC European Equity IV (AB) Limited and CVC European Equity IV (CDE) Limited.

“CVC Ulysses” means Ulysses Participation, S.à r.l.

“Demand Registration” has the meaning given such term in Section 5.02(a).

“Demand Registration Statement” has the meaning given such term in Section 5.02(a).

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Directors” has the meaning given such term in Section 2.02(a).

“EBITDA” means earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP.

“Encumbrance” means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Goldman Sachs Investors” means GSMP V Onshore US, Ltd. an exempted company incorporated in the Cayman Islands with limited liability, GSMP V Offshore US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, GSMP V Institutional US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability and Broad Street Principal Investments, L.L.C, a Delaware limited liability company.

“Government Entity” means any supranational, national, federal, state, provincial, local or other political subdivision thereof or entity, court, agency, administrative body or other Government Entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” means, collectively, the Company and its Subsidiaries.

“GSO Fund” means GSO COF Facility LLC.

“Holdback Period” has the meaning given such term in Section 5.06.

“Independent CD&R Investor Directors” has the meaning given such term in Section 2.02(a)(vi)(B).

“Independent Directors” has the meaning given such term in Section 2.02(a)(vi)(B).

“Independent Univar NV Directors” has the meaning given such term in Section 2.02(a)(ii)(B).

“Initiating Stockholder” has the meaning given such term in Section 5.02(a).

“IPO” means the initial underwritten public offering of the Company’s common stock, consummated on June 23, 2015.

“Law” means any law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by a Government Entity.

“Management Director” has the meaning given such term in Section 2.02(a)(x).

“Management Stockholder” means J. Erik Fyrwald Revocable Trust.

“Management Subscription Agreements” means (i) the Subscription Agreement, dated as of June 11, 2012, between the Management Stockholder and the Company and (ii) the Subscription Agreement, dated as of June 27, 2012, between the Management Stockholder and the Company.

“Mezzanine Investors” means Apollo Investment Corporation, AIE EuroLux S.à r.l., GSO COF Facility LLC, Highbridge Principal Strategies—Mezzanine Partners Delaware Subsidiary LLC, Highbridge Principal Strategies—Offshore Mezzanine Partners Master Fund LP, Highbridge Principal Strategies—Institutional Mezzanine Partners Subsidiary LP, and Minot Light Debt Mezz Ltd.

“Mezzanine Subscription Agreements” means the Subscription Agreements entered into, as of December 20, 2010, by the Company and the Mezzanine Investors, in connection with closing of the transactions contemplated by the Purchase Agreement, dated as of October 10, 2010, among the Company, Basic Chemical Solutions, L.L.C. and the other parties thereto, pursuant to which the Mezzanine Investors purchased Shares on the terms and conditions set forth therein and the Mezzanine Investors became parties to this Agreement.

“Minimum Amount” means the lowest of (i) $100 million, (ii) if at any time after the IPO, the aggregate value of the Shares that are publicly traded is less than $400,000,000, the result of multiplying (x) 0.25 and (y) the value of the Shares that are publicly traded as of the close of business on the most recent Business Day or (iii) such lesser amount as agreed by Univar NV, CD&R Investor and Temasek Investor.

“Organizational Documents” means, with respect to any Person, the articles or certificate of incorporation and the by-laws, certificate of formation and operating agreement or other similar organizational documents of such Person.

“Original Agreement” has the meaning given such term in the Recitals.

“Original Shares” means, when used in reference to any one or more Stockholders, the Shares held by such Stockholder or affiliated funds on November 30, 2010, or any shares or other securities into which or for which such Shares may have been converted or exchanged in connection with any exchange, reclassification, dividend, distribution, stock split, combination, subdivision, merger, spin-off, recapitalization, reorganization or similar transaction.

“Parcom” means, collectively, Parcom Ulysses 2 S.à r.l., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg and Parcom Buy Out Fund II B.V., a company incorporated under the laws of the Netherlands recorded with the Register of the Chamber of Commerce of Gooi en Eemland under the number 32123585.

“Permitted Transfer” means a Transfer to a Permitted Transferee (i) in which such Permitted Transferee agrees by an Accession Agreement to be bound to the same extent as the Transferring Stockholder (which in the case of the Management Stockholder shall include the Management Subscription Agreements) and any other documentation that the Company may reasonably require and (ii) which would not require the Company to effect any registration pursuant to the Securities Act or the Exchange Act.

“Permitted Transferees” means:

(i) with respect to Univar NV and its Permitted Transferees, any Affiliate of CVC Ulysses or any other entity that is controlled by a CVC GP;

(ii) with respect to any CD&R Investor Party and its Permitted Transferees, any Affiliate of CD&R Fund VIII or any other entity that is managed by CD&R Manager;

(iii) with respect to any Mezzanine Investor and its Permitted Transferees, any Affiliate of such Mezzanine Investor;

(iv) with respect to any Goldman Sachs Investor and its Permitted Transferees, any Affiliate of a Goldman Sachs Investor;

(v) with respect to the Management Stockholder and its Permitted Transferees, any of (x) J. Erik Fyrwald, (y) a trust, of which J. Erik Fyrwald or another person reasonably acceptable to the Company is the trustee, under which the distribution of the Shares may be made only to beneficiaries who are J. Erik Fyrwald, his spouse, his immediate family, his lineal descendents or in the event that none of the foregoing beneficiaries is alive at the time of distribution to other Persons reasonably acceptable to the Company, the constituent documents of which have been made available to the Company, or (z) by the laws of descent; and

(vi) with respect to Temasek Investor and its Permitted Transferees, any Affiliate of Temasek Investor.

“Person” means any individual, partnership, corporation, limited liability company, trust, joint venture, Government Entity or other entity or organization.

“Piggyback Registration” has the meaning given such term in Section 5.03(a).

“Proceeding” means any litigation, arbitration, mediation, regulatory investigation or other proceeding brought before any Government Entity, arbitrator or mediator.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material incorporated therein by reference.

“Providing Party” has the meaning given such term in Section 7.01(a).

“Receiving Party” has the meaning given such term in Section 7.01(a).

“Registrable Shares” means, at any time, (i) the Shares held by the Stockholders and (ii) any securities issued by the Company after the date hereof in respect of clause (i) by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that Registrable Shares shall not include any and all Shares and other securities referred to in clauses (i) and (ii) that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act or (c) have been purported to be Transferred in violation of Section 4.01 hereof or to a Person that does not become a Stockholder pursuant to the preamble hereof (or any combination of clauses (a), (b) or (c)).

“Registration Expenses” has the meaning given such term in Section 5.08.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Registration Termination Date” has the meaning given such term in Section 5.02(a).

“Relevant Party” or “Relevant Parties” means each of Univar NV, CD&R Investor or Temasek Investor or all of them collectively.

“Representatives” means, with respect to any Person, such Person’s Affiliates, and its and their directors, officers, employees, partners, members, managers, agents, advisors and other representatives.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“S-3 Shelf Registration” has the meaning given such term in Section 5.04(a).

“S-3 Shelf Registration Statement” has the meaning given such term in Section 5.04(a).

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” has the meaning given such term in the Recitals.

“Shelf Takedown” has the meaning given such term in Section 5.04(b).

“Short-Form Registration” has the meaning given such term in Section 5.04(a).

“Stockholder Appointed Directors” has the meaning given such term in Section 2.02(a)(ix).

“Stockholders” has the meaning given such term in the Preamble.

“Subsidiary” means, with respect to any entity, any other entity (i) whose Capital Stock, having by its terms the power to elect a majority of the board of directors or any other Person performing similar functions, is owned or controlled, directly or indirectly, by such entity, (ii) whose business and policies such entity has the power, directly or indirectly, to direct, or (iii) of which 50% or more of the Capital Stock, partnership or other ownership interests are owned, directly or indirectly, by such entity.

“Suspension Period” has the meaning given such term in Section 5.05.

“Temasek Holdings” means Temasek Holdings (Private) Limited.

“Temasek Investor” has the meaning given such term in the Preamble.

“Temasek Investor Director” has the meaning given such term in Section 2.02(a)(ix)

“Transfer” means, in one transaction or a series of related transactions, directly or indirectly to transfer, sell, assign, license, convey, donate, dispose of, hypothecate, pledge or otherwise encumber or permit or suffer to exist any Encumbrance, whether voluntarily, involuntary or by operation of Law (including by way of merger, amalgamation, consolidation, spin-off or other business combination or any transfer of assets).

“Transferee” means any Person to whom any Stockholder or any Transferee thereof Transfers Capital Stock of the Company in accordance with the terms hereof.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“Underwritten Shelf Takedown” means an Underwritten Offering effected pursuant to an S-3 Shelf Registration.

“Univar NV” has the meaning given such term in the Preamble.

“Univar NV Directors” has the meaning given such term in Section 2.02(a)(iii).

“WKSI” has the meaning given such term in Section 5.04(g).

Section 1.02. Interpretation. Except as the express context otherwise requires: (i) the meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms as well as to the uses of such terms as different parts of speech; (ii) the heading references herein and the table of contents hereof are for convenience only, and shall not be deemed to limit or affect any of the provisions hereof; (iii) the words “hereof,” “herein,” “hereto,” “hereby” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the words “or” and “any” are not exclusive and the words “include” and “including” shall be deemed to be followed by the phrase “without limitation”; (v) any reference to Preamble, Recital, Article or a Section shall mean a reference to the Preamble, the Recital, an Article or a Section of this Agreement; (vi) a reference to a Person includes its successors and assigns as permitted by this Agreement; (vii) a reference to days means calendar days unless otherwise noted; (viii) a reference to any contract includes permitted supplements, amendments and modifications thereof; (ix) a reference to a Law includes any amendment, modification, supplement or replacement of such Law and any rules or regulations issued thereunder; (x) the terms “dollars” and “$” mean the currency of the United States of America; (xi) references herein to any gender include each other gender and (xii) this Agreement shall be construed as being drafted by all of the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01. Management Under Direction of the Board.

(a) The Board shall be constituted as provided in this Article II and in the Organizational Documents of the Company. Except as otherwise expressly provided in this Agreement, the management and control of the business and affairs of the Company shall, to the maximum extent permitted by applicable Law, be vested in the Board.

(b) The Board may, in its sole discretion but subject to the terms of this Agreement, delegate rights and responsibilities regarding management of the Company to officers or employees of the Company and subcontract such rights and responsibilities to third parties.

Section 2.02. Composition of the Board; Observers.

(a) The number of directors of the Company (the “Directors”) constituting the Board shall be fixed from time to time by the Board in accordance with, and subject to, the Organizational Documents of the Company and this Agreement, but in no event shall the Board consist of fewer than six or more than fourteen Directors. As of the date hereof, the number of Directors of the Company shall be fourteen. The terms of office of members of the Board shall be divided into three classes: Class I Directors, whose initial terms will expire at the annual meeting of stockholders to be held in 2016; Class II Directors, whose initial terms will expire at the annual meeting of stockholders to be held in 2017; and Class III Directors, whose initial terms will expire at the annual meeting of stockholders to be held in 2018. Thereafter, each member will serve three-year terms expiring in successive years. The Company will nominate for election to the Board the Directors designated by Univar NV, the CD&R Investor, Temasek Investor and the Company, as the case may be, as set forth below:

(i) For so long as Univar NV (together with its Permitted Transferees) owns 50% or more of its Original Shares:

(A) Three Directors, who may be employees of Univar NV or its Affiliates, may be designated for nomination by Univar NV;

(B) Three independent Directors, who may not be employees of Univar NV or its Affiliates, may be designated for nomination by Univar NV;

(ii) If Univar NV (together with its Permitted Transferees) owns less than 50% but not less than 25% of its Original Shares:

(A) Two Directors, who may be employees of Univar NV or its Affiliates, may be designated for nomination by Univar NV;

(B) One independent Director, who may not be an employee of Univar NV or its Affiliates, may be designated for nomination by Univar NV (the Directors designated for nomination in accordance with clause (a)(i)(B) or this clause (a)(ii)(B), the “Independent Univar NV Directors”);

(iii) If Univar NV (together with its Permitted Transferees) owns less than 25% but not less than 5% of its Original Shares, one Director, who may be an employee of Univar NV or its Affiliates, may be designated for nomination by Univar NV (the Directors designated for nomination in accordance with clauses (a)(i)(A), (a)(ii)(A) or this clause (a)(iii), the “Univar NV Directors”);

(iv) If Univar NV (together with its Permitted Transferees) owns less than 5% of the percentage of its Original Shares, Univar NV shall cease to have the right to designate any Directors for nomination (including Independent Directors) and any other rights provided under this Article II, Article III or Section 4.01;

(v) For so long as CD&R Investor (together with its Permitted Transferees) owns 50% or more of its Original Shares:

(A) Three Directors (including the Chairman), who may be employees of CD&R Investor or its Affiliates, may be designated for nomination by CD&R Investor;

(B) Three independent Directors, who may not be employees of CD&R Investor or its Affiliates, may be designated for nomination by CD&R Investor;

(vi) If CD&R Investor (together with its Permitted Transferees) owns less than 50% but not less than 25% of its Original Shares:

(A) Two Directors, who may be employees of CD&R Investor or its Affiliates, may be designated for nomination by CD&R Investor;

(B) One independent Director, who may not be an employee of CD&R Investor or its Affiliates, may be designated for nomination by CD&R Investor (the Directors designated for nomination in accordance with clause (a)(v)(B) or this clause (a)(vi)(B), the “Independent CD&R Investor Directors” and, together with the Independent Univar NV Directors, the “Independent Directors”);

(vii) If CD&R Investor (together with its Permitted Transferees) owns less than 25% but not less than 5% of its Original Shares, one Director, who may be an employee of CD&R Investor or its Affiliates, may be designated for nomination by CD&R Investor (the Directors designated for nomination in accordance with clauses (a)(v)(A), (a)(vi)(A) or this clause (a)(vii), the “CD&R Investor Directors”);

(viii) If CD&R Investor (together with its Permitted Transferees) owns less than 5% of its Original Shares, CD&R Investor shall cease to have the right to designate any Directors for nomination (including Independent Directors) and any other rights provided under this Article II, Article III or Section 4.01;

(ix) For so long as Temasek Investor (together with its Permitted Transferees) owns 10% or more of the outstanding Shares, one Director, who may be an employee of Temasek Investor or its Affiliates, may be designated for nomination by Temasek Investor (the “Temasek Investor Director” and, together with the Univar NV Directors and the CD&R Investor Directors, the “Stockholder Appointed Directors”); and

(x) One management Director who shall be the CEO (the “Management Director”).

(xi) Notwithstanding the limitations set forth in this Section 2.02(a) with respect to “Independent Directors”, each of Univar NV and CD&R Investor may designate for nomination as an Independent Director persons who are currently or have previously served as an independent director of a portfolio company of its Affiliates and or any person who was or is an executive of a former portfolio company of its Affiliates; provided that such person meets any applicable independence requirements of a national securities exchange upon which the Shares are listed to which it is then subject.

(b) The names, categories and classes of the Directors (including the Chairman) as of the date hereof are set forth on Schedule 2.02(b).

(c) In designating Directors, Univar NV, CD&R Investor and Temasek Investor shall endeavor to select individuals who are capable of serving actively on the Board and are reasonably knowledgeable, or capable of becoming reasonably knowledgeable promptly after becoming a Director, of the Company’s business and its plans.

(d) In the event that a Stockholder loses its right to designate for nomination one or more Stockholder Appointed Directors or Independent Directors pursuant to this Section 2.02, it shall cause such Stockholder Appointed Directors or Independent Directors, as applicable, to offer to resign immediately, and a successor shall be nominated to the Board in the manner prescribed in the Organizational Documents.

(e) Subject to the other provisions of this Section 2.02, (i) any Univar NV Director may be removed (with or without cause) at any time only by Univar NV, upon written notice to the Board; (ii) any CD&R Investor Director may be removed (with or without cause) at any time only by CD&R Investor, upon written notice to the Board; (iii) any Temasek Investor Director may be removed (with or without cause) at any time only by Temasek Investor, upon written notice to the Board; (iv) any Independent Univar NV Director, Independent CD&R Investor Director and Management Director may be removed only by mutual consent of Univar NV and CD&R Investor, which consent (in each case) shall not be unreasonably withheld; (v) any person designated as the Management Director may not continue to serve on the Board as the Management Director from such time as he or she ceases to be employed as CEO; and (vi) Directors shall serve until removed and their respective successors shall have been designated and shall have been qualified and elected.

(f) Each Stockholder agrees that, at any time it is entitled to vote on the election of Directors to the Board and for so long as it has the right to nominate a Director to the Board pursuant to this Section 2.02, it shall vote all of its Capital Stock in the Company that is entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary action (including, if permitted under the Organizational Documents, causing the Company to call a special meeting of Stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.02. The Company shall cause each individual designated for nomination pursuant to this Section 2.02 to be nominated to serve as a Director on the Board and to take all other necessary actions (including, if permitted under the Organizational Documents, calling a special meeting of the Board and/or Stockholders) to ensure that the composition of the Board is as set forth in this Section 2.02.

(g) Each Stockholder agrees for so long as it has the right to nominate a Director to the Board pursuant to this Section 2.02 to vote all of its Capital Stock in the Company entitled to vote, or execute written consents and take all other actions reasonably necessary and permitted by applicable Law to (i) to the extent that the Company’s Organizational Documents conflict with any provision of this Agreement, amend such Organizational Documents to eliminate such conflict and (ii) mitigate the effects of any such conflict on the parties hereto in a manner that implements the provisions of this Agreement as closely as possible to their intent.

(h) The Company shall reimburse each Stockholder Appointed Director for their reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof.

(i) The Company agrees to include in the slate of nominees recommended by the Board the Stockholder Appointed Directors and Independent Directors designated for nomination in accordance with clause (a) of this Section 2.02 and to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as Directors as provided herein.

(j) Except as otherwise agreed by the CD&R Investor, Univar NV and Temasek Investor, the Board shall not be expanded to add an additional Director or Directors unless such increase in the size of the Board is necessary to comply with the independence requirements of a national securities exchange upon which the Company’s Shares are listed, provided that the agreement of CD&R Investor, Univar NV or Temasek Investor shall no longer be required when such Stockholder or Stockholders cease to have a right to nominate a Director to the Board pursuant to this Section 2.02.

(k) If at any time CD&R Manager, CD&R Fund VIII or their Permitted Transferees cease to control CD&R Investor (or its Permitted Transferee to whom the rights of CD&R Investor were Transferred in accordance with this Agreement), CD&R Investor and its Permitted Transferees shall cease to have any rights to which CD&R Investor is specifically entitled under this Agreement (and which rights are not held generally by all other Stockholders). If at any time the CVC GPs or their Permitted Transferees cease to control Univar NV (or its Permitted Transferee to whom the rights of Univar NV were Transferred in accordance with this Agreement), Univar NV (or its Permitted Transferee to whom the rights of Univar NV were Transferred in accordance with this Agreement) shall cease to have any rights to which Univar NV is specifically entitled under this Agreement (and which rights are not held generally by all other Stockholders). If at any time Temasek Holdings or its Permitted Transferees cease to control Temasek Investor (or its Permitted Transferee to whom the rights of Temasek Investor were Transferred in accordance with this Agreement), Temasek Investor (or its Permitted Transferee to whom the rights of Temasek Investor were Transferred in accordance with this Agreement) shall cease to have any rights to which Temasek Investor is specifically entitled under this Agreement (and which rights are not held generally by all other Stockholders).

Section 2.03. Chairman. Unless otherwise agreed by CD&R Investor, the chairman of the Board (the “Chairman”) shall be designated for nomination by CD&R Investor. As of the date hereof, CD&R Investor has designated the individual so named on Schedule 2.02(b) to serve as Chairman until the earlier of his death, resignation or removal by the Board. The Chairman shall be responsible for the preparation of the agenda for each Board meeting (which shall include issues presented by other Directors), determination of the location for such Board meeting and conducting each Board meeting. If CD&R Investor (together with its Permitted Transferees) owns less than 25% of its Original Shares, CD&R Investor shall cease to have the right to designate the Chairman.

Section 2.04. Committees of the Board.

(a) The Board shall have an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and may form additional committees upon the approval of the Board (each, a “Committee”). The authority of each Committee shall be determined from time to time by the Board. Committee membership shall be as determined by the Board, provided that, (i) the Directors comprising each Committee shall be proportionate to, and shall reflect, the relative number of Stockholder Appointed Directors of, and Independent Directors designated for nomination by, Univar NV, on the one hand, and CD&R Investor, on the other hand; (ii) for so long as Univar NV and CD&R Investor are entitled to any Director (including Independent Univar NV Directors or Independent CD&R Investor Directors), at least one Univar NV Director or Independent Univar NV Director and one CD&R Investor Director or Independent CD&R Director shall serve on each Committee; (iii) for so long as Temasek Investor is entitled to any Director, the Temasek Investor Director shall be entitled to serve on each of the various Committees; (iv) in the case of (i), (ii) and (iii) above, the right of any Director to serve on a Committee shall be subject to applicable law and the Company’s obligation to comply with any applicable independence requirements of a national securities exchange upon which the Shares are listed to which it is then subject; and (v) in the case of (iii) above, the right of the Temasek Investor Director to serve on each of the various Committees shall be subject to scheduling and logistical constraints regarding the operation of such Committees.

(b) The Chairman of each Committee shall be designated by a majority of the Directors serving on such Committee.

ARTICLE III

OFFICERS; INFORMATION RIGHTS

Section 3.01. Chief Executive Officer.

(a) For so long as it (together with its Permitted Transferees) owns no less than 25% of its Original Shares, either Univar NV or CD&R Investor may terminate the CEO upon 45 days’ written notice to the Board, if, (x) in one fiscal year (beginning with the fiscal year ending December 31, 2015), the Company’s EBITDA is more than 20% less or (y) for two consecutive fiscal years (beginning with the fiscal year ending December 31, 2015), the Company’s EBITDA is more than 10% less, in either case, than the projected EBITDA as set forth in the Annual Business Plans to which such fiscal years relate.

(b) In the event that the CEO is dismissed pursuant to Section 3.01(a), an operating partner of CD&R Manager designated by CD&R Investor who is then serving (or nominated to serve) as a CD&R Investor Director shall be entitled to serve as CEO on an interim basis (but for a period of no more than one year, unless Univar NV otherwise consents) until a replacement CEO is hired (during which time the Board seat to which the CEO as a Management Director is entitled pursuant to Section 2.02(a)(x) shall remain vacant). CD&R Investor and Univar NV shall cooperate in good faith and use commercially reasonable efforts to jointly agree on a new permanent CEO. Notwithstanding the foregoing provisions of this Section 3.01(b), if no replacement CEO has been hired with the approval of Univar NV and CD&R Investor prior to the first anniversary of the former CEO’s termination or resignation, then the Independent Directors shall (i) consult with each of Univar NV and CD&R Investor as to their view of the appropriate candidate or candidates for the CEO position and consider in good faith such views and (ii) select and hire a replacement CEO by vote of a majority of the Independent Directors (and without the need for the approval of Univar NV or CD&R Investor) within fifteen months after the former CEO’s termination or resignation, and until such fifteen month anniversary, the CD&R Investor Director serving as the interim CEO as contemplated by this Section 3.01(b) shall continue to so serve.

Section 3.02. Annual Business Plan. The Company shall develop a detailed proposed annual business plan and budget for each upcoming fiscal year, beginning with January 1, 2016 (“Annual Business Plan”). The CEO shall submit such proposal for the consideration of the Board and the Board shall cooperate to set a schedule with management to approve such proposal. After the Board approves the Annual Business Plan for a given fiscal year, the Company and other members of the Group shall conduct their respective business, including its capital and other expenditure programs, in accordance therewith. After the Board’s approval, for so long as Univar NV or the CD&R Investor (together with its Permitted Transferees), as applicable, owns at least 5% of its Original Shares and for so long as Temasek Investor (together with its Permitted Transferees) owns 10% or more of the outstanding Shares, the Company shall make available to Univar NV, CD&R Investor and Temasek Investor the Annual Business Plan, no later than thirty days before the beginning of the Company’s next fiscal year, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the CEO or CFO or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby; it being recognized that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results.

Section 3.03. Periodic Reports.

(a) For so long as Univar NV or the CD&R Investor (together with its Permitted Transferees), as applicable, owns at least 5% of its Original Shares and for so long as or Temasek Investor (together with its Permitted Transferees) owns 10% or more of the outstanding Shares, as promptly as practicable and in any event within 60 days after the end of each fiscal year, the Company shall prepare and make available to each of Univar NV, the CD&R Investor and Temasek Investor, the following financial statements with respect to the Group audited by the Auditor and prepared in accordance with GAAP applied on a consistent basis throughout the periods involved: (i) a consolidated balance sheet as of the end of such fiscal year; (ii) a consolidated statement of income for such fiscal year; (iii) a consolidated statement of cash flows for such fiscal year; and (iv) notes to the foregoing, setting forth in each case (other than the notes described in clause (iv)) in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Annual Business Plan for such year as approved by the Board.

(b) The members of the Group shall close the books of account after the end of each month in each fiscal year and management of the Company shall provide information in reasonable detail to each Stockholder with respect to the results of operations of the Group during such month. Such information shall include an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such monthly period and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto), together with a comparison of actual year-to-date, remainder of the year as budgeted and the full year as budgeted information for the Group and a budget reforecast of profits and losses. Such information shall be delivered to each Stockholder no later than 20 days after the end of each month and no later than 60 days after the end of each fiscal year in respect of such fiscal year.

(c) The Company shall provide to each of Univar NV, the CD&R Investor Parties, Temasek Investor and their respective Permitted Transferees such additional reports as may be reasonably requested as and when required to comply with such Stockholder’s financial reporting practices as in effect from time to time.

Section 3.04. Access. Subject to the provisions of Article VII, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, so long as Univar NV and CD&R Investor (in each case, together with its Permitted Transferees) owns at least 5% of its Original Shares and so long as Temasek Investor (together with its Permitted Transferees) owns at least 10% of the outstanding Shares, (a) afford the officers, employees, auditors and other agents of Univar NV, CD&R Investor and Temasek Investor, during normal business hours and upon reasonable notice reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford Univar NV, CD&R Investor and Temasek Investor the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers from time to time as each may reasonably request.

ARTICLE IV

TRANSFERS

Section 4.01. Restriction on Transfers.

(a) Notwithstanding anything else to the contrary in this Agreement, no Stockholders may, directly or indirectly, Transfer any Company Capital Stock legally or beneficially owned by them other than:

(i) in a Permitted Transfer to such Stockholder’s Permitted Transferees;

(ii) pursuant to the IPO;

(iii) de minimis Transfers by Univar NV, a CD&R Investor Party, Temasek Investor, a Goldman Sachs Investor, a Mezzanine Investor or their respective Permitted Transferees constituting (together with any other de minimis Transfers previously made by any such Stockholder (for purposes of this Section 4.01(a)(iii), the CD&R Investor Parties shall be regarded as one Stockholder and the Goldman Sachs Investors shall be regarded as one Stockholder) and its Permitted Transferees pursuant to this clause, and taking into account any stock split, combination, reclassification or similar transaction) no more than 1% of the outstanding Shares per calendar year;

(iv) solely with respect to GSO Fund, a pledge of Company Capital Stock solely in connection with a fund level financing of GSO Fund where assets of GSO Fund are pledged; provided that the pledgee shall have delivered an executed Accession Agreement to the Company which shall become effective immediately upon the foreclosure of any amount of pledged Company Capital Stock;

(v) with the prior written consent of the Coordination Committee and subject to compliance with applicable securities laws and Section 5.01;

(vi) with respect to Temasek Investor, when it ceases to own at least 10% of the outstanding Shares, without limitation, subject to compliance with applicable securities laws;

(vii) with respect to the Mezzanine Investors, at such time as the Coordination Committee is dissolved in accordance with Section 5.01, without limitation, subject to compliance with applicable securities laws; or

(vii) at such time as the Coordination Committee is dissolved in accordance with Section 5.01, pursuant to the exercise of any registration rights or other rights granted by this Agreement.

ARTICLE V

REGISTRATION RIGHTS

Section 5.01. Coordination Committee. Univar NV, CD&R Investor and Temasek Investor shall form a committee (the “Coordination Committee”) responsible for facilitating coordination among the Stockholders with respect to all Transfer activities by the Stockholders. The Coordination Committee shall be comprised of three members, which will initially be one representative designated by each of Univar NV, CD&R Investor and Temasek Investor, provided that Temasek Investor shall no longer have the right to designate a member of the Coordination Committee at such time as Temasek Investor and its Permitted Transferees collectively own less than 10% of the outstanding

Shares. In the event that a Temasek Investor can no longer designate a member of the Coordination Committee, the third member of the Coordination Committee shall be agreed upon by Univar NV and CD&R Investor. Following the IPO, the Coordination Committee shall coordinate all Transfers, sales and other dispositions of Shares, including, without limitation, Rule 144 sales, distributions to limited partners, shelf takedowns and block trades, such that each of Univar NV, the CD&R Investor Parties, Temasek Investor, the Goldman Sachs Investors, the Mezzanine Investors and the Management Stockholder and their respective Permitted Transferees shall have the opportunity to participate on a pro rata basis. Any action of, or matter to be approved by, the Coordination Committee shall require the approval of a majority of its total membership and such approval shall be required for all Transfers described in this Section 5.01 by any Stockholder or its Affiliates except as set forth in Section 4.01 and provided that Transfers by Temasek Investor and its Permitted Transferees shall no longer require the approval of the Coordination Committee at such time as Temasek Investor and its Permitted Transferees collectively own less than 10% of the outstanding Shares. Notwithstanding the foregoing, the Coordination Committee shall be dissolved and shall have no further authority with respect to Transfers at such time as at least 65% of the outstanding Shares are publicly traded. So long as a Stockholder maintains a representative appointed as a member of the Coordination Committee, each such Stockholder hereby agrees to (1) promptly inform each other Stockholder with a Stockholder representative appointed as a member of the Coordination Committee at such time of any changes in such Stockholder’s beneficial ownership in the Company and (2) cooperate promptly with the reasonable request of any other Stockholder with respect to any other information about such Stockholder or such Stockholder’s investment in the Company that is reasonably required for any Stockholder to make filings that it may be required to make under any applicable U.S. federal or state securities law (including Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended).

Section 5.02. Demand Registration.

(a) Subject to the provisions of this Article V, until the first date on which there are no Registrable Shares (the “Registration Termination Date”), each of Univar NV, CD&R Investor and Temasek Investor may at any time request (at which time, such requesting Stockholder shall be referred to as the “Initiating Stockholder”) in writing registration for resale under the Securities Act of all or part of the Registrable Shares separate from an S-3 Shelf Registration (a “Demand Registration”); provided, however, that (based on the then-current market prices) the number of Registrable Shares included in the Demand Registration would, if fully sold, yield gross proceeds (prior to deducting underwriting discounts and commission and offering expenses) to such Stockholder of at least the Minimum Amount. Upon such request, the Company shall promptly, but no later than two days after such request, deliver notice of such request to all other Stockholders. The other Stockholders shall then have three days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an Underwritten Offering, the Company shall state such in the written notice and in such event the right of any other Stockholder to participate in such registration shall be conditioned upon such Stockholder’s participation in such Underwritten Offering and the inclusion of such Stockholder’s Registrable Shares in the Underwritten Offering to the extent provided herein. Subject to Section 5.03(d), Section 5.05 and Section 5.09, the Company shall use reasonable best efforts (i) to file a Registration Statement registering for resale such number of Registrable Shares as requested to be so registered together with all or such portion of the Registrable Shares of any Stockholder joining in such request which have provided notification to the Company pursuant to this Section 5.02(a) (a “Demand Registration Statement”) within 30 days and (ii) if necessary, to cause such Demand Registration Statement to be declared effective by the SEC as soon as practicable thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

(b) Subject to the limitations of Section 5.02(a) and Section 5.02(d), (i) each of Univar NV and CD&R Investor (in each case, on behalf of itself and its Affiliates and their Permitted Transferees) shall be entitled to request up to five Demand Registrations in the aggregate, so long as Univar NV or CD&R Investor (in each case, together with its Permitted Transferees), as the case may be, owns 5% or more of the outstanding Shares and (ii) until such time as the Company becomes eligible to register Shares on Form S-3 (or any successor form thereto) and so long as Temasek Investor owns 10% or more of the outstanding Shares, Temasek Investor (on behalf of itself and its Affiliates and their Permitted Transferees) shall be entitled to request up to three Demand Registrations, provided that Temasek Investor shall only be entitled to request for one Demand Registration during the period from the date of the IPO until the end of the 12th full calendar month following the date of the IPO and provided, further that in the event that the Company ceases to be eligible to register Shares on Form S-3 after becoming so eligible, Temasek Investor shall be entitled to request up to three Demand Registrations less the number of prior Demand Registrations requested by Temasek Investor. A Registration Statement shall not count against the number of permitted Demand Registration unless and until it has become effective.

(c) The Company may include its own Capital Stock in a Demand Registration or Underwritten Shelf Takedown on the terms provided below; and if such Demand Registration is an Underwritten Offering or an Underwritten Shelf Takedown, such Capital Stock may be included only with the consent of the managing underwriters of such offering and Univar NV and CD&R Investor. If the managing underwriters of the requested Demand Registration or Underwritten Shelf Takedown advise the Company and the Initiating Stockholder that in their good faith opinion the amount of Capital Stock proposed to be included in the Demand Registration or Underwritten Shelf Takedown exceeds the amount of Capital Stock which can be sold in such Underwritten Offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Capital Stock proposed to be sold in such Underwritten Offering), the Company shall include in such Demand Registration or Underwritten Shelf Takedown, as the case may be, (i) first, the number of Registrable Shares that Univar NV, the CD&R Investor Parties, Temasek Investor, the Mezzanine Investors, the Goldman Sachs Investors and their respective Permitted Transferees propose to sell in such offering, (ii) second, the amount of Capital Stock the Company proposes to issue and (iii) third, the number of Registrable Shares of any other Stockholder who has given notice to be included in such registration or has exercised piggyback rights pursuant to Section 5.03; provided that, if the entirety of the Registrable Shares in clause (i), (ii) or (iii) cannot be included, the Registrable Shares to be included pursuant to each subsection shall be determined on a pro rata basis among the Stockholders selling pursuant to such subsection on the basis of the number of Registrable Shares requested to be included therein by each selling Stockholder relative to the total number of Registrable Shares requested to be included therein by all such selling Stockholders and provided, further, that, after the IPO, until the earlier of (I) the consummation of the second Demand Registration after the IPO and (II) such time as the percentage of the CD&R Investor Parties’ Original Shares owned by the CD&R Investor Parties is no greater than the percentage of Univar NV’s Original Shares owned by Univar NV, (x) the pro rata allocation of Registrable Shares to be allocated to Univar NV pursuant to the immediately preceding proviso above shall be reduced by a number of shares equal to 30% (such number of shares, the “Reduction Amount”); and (y) the number of Registrable Shares allocated to the CD&R Investor Parties pursuant to the immediately preceding proviso above will be the sum of (A) the pro rata allocation of Registrable Shares to be allocated to the CD&R Investor Parties pursuant to the immediately preceding proviso above plus (B) the Reduction Amount.

(d) No Stockholder shall be entitled to request a Demand Registration within 90 days of the effective date of a Demand Registration, Piggyback Registration pursuant to Section 5.03 or an Underwritten Shelf Takedown requested pursuant to Section 5.04(b); provided that a Stockholder shall be entitled to request a Demand Registration at any time after such time as the Coordination Committee has been dissolved pursuant to the terms of Section 5.01. Notwithstanding the foregoing, the Company shall not be obligated to proceed with a Demand Registration if the offering to be effected pursuant to such registration can be effected pursuant to an S-3 Shelf Registration and the Company, in accordance with Section 5.04, effects or has effected an S-3 Shelf Registration pursuant to which such offering can be effected.

(e) Upon the date of effectiveness of any Demand Registration for an Underwritten Offering and if such offering is priced promptly on or after such date, the Company shall use reasonable best efforts to keep such Demand Registration Statement effective for a period equal to 180 days from such date or such shorter period which shall terminate when all of the Registrable Shares covered by such Demand Registration have been sold by the Stockholders who had requested to be included in such registration, provided, however, that such period shall be extended for a period of time equal to the period the applicable holder of Registrable Shares refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter pursuant to the provisions of this Agreement. If the Company shall withdraw any Demand Registration pursuant to Section 5.05 before the end of such 180 day period and before all of the Registrable Shares covered by such Demand Registration have been sold pursuant thereto, the Initiating Stockholder shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Article V. A Demand Registration shall not count against the limit on the number of such registrations set forth in Section 5.02(b) if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Shares thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Shares or (ii) in the case of an Underwritten Offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason not attributable to the Initiating Stockholder or its Affiliates, or (iii) as a result of Section 5.02(c), less than 75% of the Initiating Stockholder’s Registrable Shares requested to be included in the Registration Statement are included in such Registration Statement.

(f) Holders of a majority of the Registrable Shares which are to be registered in a particular offering pursuant to this Section 5.02 shall have the right, prior to the effectiveness of the Registration Statement, to notify the Company that they have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement. Any holder of Registrable Shares who has elected to sell Registrable Shares in an Underwritten Offering pursuant to this Section 5.02 (including the Stockholder who delivered the Demand Registration request) shall be permitted to withdraw from such registration by written notice to the Company if the price to the public at which the Registrable Shares are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the 10 trading days preceding the date on which the notice of such offering was given pursuant to Section 5.02(a).

(g) If the Initiating Stockholder intends that the Registrable Shares requested to be covered by a Demand Registration shall be distributed by means of an Underwritten Offering, the Initiating Stockholder shall so advise the Company as a part of its request for a Demand Registration and the Company shall include such information in the notice sent by the Company to the other Stockholders with respect to such Demand Registration. In such event or in the case of an Underwritten Shelf Takedown, the lead underwriter to administer the offering shall be chosen by the Initiating Stockholder, subject to the prior written consent, not to be unreasonably withheld or delayed, of the Company. If the offering covered by a Demand Registration is to be an Underwritten Offering or in any Underwritten Shelf Takedown, the right of any Stockholder to registration in such offering will be conditioned upon such Stockholder’s participation in such Underwritten Offering and the inclusion of such Stockholder’s Registrable Shares in the Underwritten Offering (unless otherwise agreed by the Initiating Stockholder) and each such Stockholder will (together with the Company and the other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that (A) no Stockholder shall be required to sell more than the number of Registrable Shares that such Stockholder has requested the Company to include in any registration) and (B) if any Stockholder disapproves of the terms of the underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and the Initiating Stockholder, provided further that no such Person (other than the Company) shall be required to make any representations or warranties other than those related to title and ownership of, and power and authority to Transfer, shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Stockholder pertaining exclusively to such Stockholder. Notwithstanding the foregoing, no Stockholder shall be required to agree to any indemnification obligations on the part of such Stockholder that are greater than its obligations pursuant to Section 5.09(b).

Section 5.03. Piggyback Registrations.

(a) Whenever after the date of this Agreement and prior to the Registration Termination Date the Company proposes to register any Capital Stock under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more Stockholders, and the form of registration statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give written notice to each Stockholder of its intention to effect such a Piggyback Registration and, subject to Section 5.03(b), shall include in such registration statement and in any offering to be made pursuant to such registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein from any Stockholder within three days after receipt of the Company’s notice. The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such Piggyback Registration for any reason at any time prior to the pricing thereof provided, however, that any such abandonment, termination or withdrawal shall not prejudice the rights of the Stockholders to make a Demand Registration request or a Shelf Registration request pursuant to the terms of this Agreement. If the Company or any other Person other than a Stockholder proposes to sell Shares in any Underwritten Offering pursuant to a Registration Statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary Underwritten Offering pursuant to a Piggyback Registration.

(b) Subject to Section 5.03(c) if a Piggyback Registration is initiated as an Underwritten Offering on behalf of the Company or any Stockholder and the managing underwriters advise the Company and each Stockholder that has elected to include Registrable Shares in such Piggyback Registration that in their good faith opinion the amount of Capital Stock proposed to be included in such offering exceeds the amount of Capital Stock (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such Piggyback Registration and offering (i) first, the amount of Capital Stock the Company proposes to issue, (ii) second, the number of Registrable Shares that Univar NV, the CD&R Investor Parties, Temasek Investor, the Mezzanine Investors, the Goldman Sachs Investors and their respective Permitted Transferees propose to sell in such offering on a pro rata basis relative to the total number of Registrable Shares requested to be included therein by such Stockholders and (iii) third, the number of Registrable Shares of any other Stockholder who has given notice to be included in such registration pursuant to this Section 5.03 on a pro rata basis relative to the total number of Registrable Shares requested to be included therein by such Stockholders.

(c) If any Piggyback Registration is a primary Underwritten Offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(d) No Stockholder may sell Registrable Shares in any offering pursuant to a Piggyback Registration unless it (i) agrees to sell such Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other Stockholders involved in such Piggyback Registration on the same terms and conditions as apply to the Company, with such differences, including any with respect to representations and warranties or indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings (but no Stockholder shall be required to agree to any indemnification obligations on the part of such Stockholder that are greater than its obligations pursuant to Section 5.09(b)); provided that no Stockholder shall be required to make any representations or warranties other than those related to title and ownership of, and power and authority to Transfer the Shares it seeks to sell and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such Stockholder and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements. If a registration requested pursuant to this Section 5.03 involves an underwritten public offering, any Stockholder requesting that its Registrable Shares be included in such registration may elect, in writing at least two Business Days prior to the effective date of the Registration Statement filed in connection with such registration, to withdraw its request to register such securities in connection with such registration and shall be permitted to withdraw from such registration by written notice to the Company if the price to the public at which the Registrable Shares are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the 10 trading days preceding the date on which the notice of such offering was given to such Stockholder pursuant to this Section 5.03.

Section 5.04. S-3 Shelf Registration.

(a) Subject to the provisions hereof, at any time following the IPO when the Company is eligible to use Form S-3 or any comparable or successor form or forms or any similar short-form registration (a “Short-Form Registration”) and prior to the Registration Termination Date, and, if requested by Univar NV or CD&R Investor (so long as it together with its Permitted Transferees owns 5% or more of the outstanding Shares) or Temasek Investor (so long as it together with its Permitted Transferees owns 10% or more of the outstanding Shares) and available to the Company, such Short-Form Registration shall be a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Shares, pursuant to Rule 415 or otherwise (an “S-3 Shelf Registration”). At any time and from time to time following the IPO, Univar NV or CD&R Investor (so long as it together with its Permitted Transferees owns 5% or more of the outstanding Shares) or Temasek Investor (so long as it together with its Permitted Transferees owns 10% or more of the outstanding Shares) shall be entitled to request an unlimited number of Short-Form Registrations, if available to the Company, with respect to the Registrable Shares held by it and its Permitted Transferees in addition to the other registration rights provided in Section 5.02 and Section 5.03, provided, that the Company shall not be obligated to effect any registration pursuant to this Section 5.04, (A) within 90 days after the effective date of any Registration Statement of the Company hereunder and (B) unless the amount of Registrable Shares requested to be registered by Univar NV, CD&R Investor or Temasek Investor, as the case may be, and its Permitted Transferees who are Stockholders is reasonably expected to result in aggregate gross proceeds (prior to deducting underwriting discounts and commissions and offering expenses) of at least the Minimum Amount. Upon such request, the Company shall promptly deliver notice of such request to all other Stockholders. The other Stockholders shall then have three days to notify the Company in writing of their desire to include their Registrable Shares in such Registration Statement. Subject to Section 5.05, the Company shall use reasonable best efforts to cause Registration Statement for such S-3 Shelf Registration (an “S-3 Shelf Registration Statement”) to become effective as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

(b) Each of Univar NV, CD&R Investor, Temasek Investor, the Mezzanine Investors, the Goldman Sachs Investors, the Management Stockholder and their respective Permitted Transferees who are Stockholders shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Registration Termination Date, to sell such Registrable Shares as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”), but only upon not less than three Business Days’ prior written notice to the Company (if such takedown is to be underwritten). Each of Univar NV, CD&R Investor and Temasek Investor and their respective Permitted Transferees shall be entitled to request that a Shelf Takedown shall be an Underwritten Offering; provided, however, that (based on the then-current market prices) the number of Registrable Shares included in each such Underwritten Shelf Takedown would reasonably be expected to yield gross proceeds (prior to deducting underwriting discounts and commission and offering expenses) to such Stockholder of at least the Minimum Amount, and provided further that such Stockholder shall not be entitled to request any Underwritten Shelf Takedown within 90 days after an Underwritten Offering effected pursuant to a Demand Registration, Piggyback Registration or S-3 Shelf Registration. Each of Univar NV, CD&R Investor, Temasek Investor, the Mezzanine Investors, the Goldman Sachs Investors, the Management Stockholder and their respective Permitted Transferees shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

(c) The Company may include Capital Stock of the Company other than Registrable Shares in an Underwritten Shelf Takedown for any accounts on the terms provided below, subject to Section 5.02(c). The provisions of this Section 5.04(c) apply only to a Shelf Takedown that the selling Stockholders have requested be an Underwritten Offering.

(d) If any of the Registrable Shares are to be sold in an Underwritten Shelf Takedown initiated by Univar NV, CD&R Investor or Temasek Investor, such Stockholder shall have the right to select the managing underwriter or underwriters to lead the offering in accordance with Section 5.02(g).

(e) Upon filing any Short-Form Registration, the Company shall use its reasonable best efforts to keep such Short-Form Registration effective with the SEC at all times and to re-file such Short-Form Registration upon its expiration, and to cooperate in any Shelf Takedown, whether or not underwritten, by amending or supplementing the Prospectus related to such Short-Form Registration as may be reasonably requested by Univar NV or CD&R Investor (so long as it together with its Permitted Transferees owns 5% or more of the outstanding Shares) or Temasek Investor (so long as it together with its Permitted Transferees owns 10% or more of the outstanding Shares) or as otherwise required. Notwithstanding the foregoing, the Company shall not be obligated to keep any such registration statement effective, or to permit Registrable Shares to be registered, offered or sold thereunder, at any time on or after the Registration Termination Date.

(f) If any registration is proposed by Univar NV, CD&R Investor or Temasek Investor to be a Short-Form Registration and an Underwritten Offering, and if the managing underwriter(s) shall advise the Company and Univar NV, CD&R Investor or Temasek Investor, as the case may be, that, in its good faith opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-1 (or any successor or similar registration statement) or to include in such registration statement information not required to be included in a Short-Form Registration, then the Company shall file a registration statement on Form S-1 or supplement the Short-Form Registration as reasonably requested by such managing underwriter(s).

(g) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at the time any request for an S-3 Shelf Registration is submitted to the Company pursuant to Section 5.04(a) requesting that the Company file a Shelf Registration Statement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, which covers those Registrable Shares which are requested to be registered. The Company shall pay the registration fee for all Registrable Shares to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to an S-3 Shelf Registration Statement or file a new S-3 Shelf Registration Statement or, if such form is not available, Form S-1, have such Registration Statement declared effective by the SEC and keep such Registration Statement effective during the period during which such Short-Form Registration or Form S-1 is required to be kept effective in accordance with Section 5.04(e) or Section 5.02(e), respectively.

Section 5.05. Suspension Periods. The Company may, after receiving the written consent of both Univar NV, CD&R Investor and Temasek Investor, (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Demand Registration or an S-3 Shelf Registration or (ii) prior to the pricing of any Underwritten Offering or other offering of Registrable Shares pursuant to a Demand Registration or an

S-3 Shelf Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) only if the Company determines (x) that proceeding with such an offering would require the Company to disclose material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel), would not otherwise be required to be disclosed at that time but for the filing, effectiveness or continued use of such Registration Statement and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially and adversely affect the Company or the Group or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including, if material, any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other transaction. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 5.05 is herein called a “Suspension Period”. If pursuant to this Section 5.05 the Company delays or withdraws a Demand Registration or S-3 Shelf Registration requested by a Stockholder, such Stockholder shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations set forth in Section 5.02 or Section 5.04. The Company shall provide prompt written notice to the Stockholders of the commencement and termination of any Suspension Period (and any withdrawal of a Registration Statement pursuant to this Section 5.03). The Stockholders shall keep the existence of each Suspension Period confidential. In no event (i) may the Company deliver notice of a Suspension Period to the Stockholders more than two times in any calendar year (or more than once in a six month period) and (ii) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 90 days or more in any calendar year or any single period of time in excess of 60 days.

Section 5.06. Holdback Agreements. If the Company or any Stockholder that owns at least 5% of the outstanding Shares (or, in the case of Temasek Investor, 10% of the outstanding Shares) sells in an Underwritten Offering, and if the managing underwriters for such offering advise the Company (in which case the Company promptly shall notify each Stockholder) that a public sale or distribution of Registrable Shares outside such offering would materially adversely affect such offering, then, if requested by the Company, each of the Stockholders hereby agrees, as contemplated in this Section 5.06, not to (and to cause its Permitted Transferees and Affiliates not to) Transfer, directly or indirectly (including by means of any short sale) any Registrable Shares (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Shares) for a period (each such period, a “Holdback Period”) beginning on the 10th day before the pricing date for the Underwritten Offering and extending through the earlier of (i) the 90th day after such pricing date (subject to customary automatic extension in the event of the release of earnings results of or material news relating to the Company) and (ii) the period agreed upon by the selling Stockholders and the Company in the underwriting agreement, and to sign a separate lock-up letter reflecting this agreement and deliver it to the managing underwriter for such Underwritten Offering. If any registration pursuant to Section 5.02 or Section 5.04 shall be in connection with any Underwritten Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes or (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period.

Section 5.07. Registration Procedures.

(a) Whenever a Stockholder requests or provides notification to the Company of joining in a request that any Registrable Shares be registered pursuant to this Article V, the Company shall use reasonable best efforts to effect, as soon as practical as provided in this Article V, the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i) subject to the other provisions of this Article V, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and cause such Registration Statement to become effective (unless it is automatically effective upon filing), provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed pursuant to a request for a Demand Registration, the Company shall furnish or otherwise make available to the holders of the Registrable Shares covered by such Registration Statement, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC and proposed response thereto, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Shares covered by such Registration Statement (or their counsel) or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company’s counsel, such filing is necessary to comply with applicable law;

(ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

(iv) deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as each selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Shares of each selling Stockholder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v) use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such U.S. jurisdictions as each selling Stockholder reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(vi) notify each selling Stockholder and each distributor of such Registrable Shares identified by such Stockholder, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of such Stockholder, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Stockholders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(vii) in the case of an Underwritten Offering in which each selling Stockholder participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Shares, including, causing its officers to use their reasonable best efforts to support the marketing of the Registrable Shares covered by the Registration Statement (including making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering), adding information requested by the managing underwriters to the Prospectus, and making such representations and warranties to the holders of such Registrable Shares and the underwriters, if any, with respect to the business of the Company and its material Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested;

(viii) in the case of an Underwritten Offering in which each selling Stockholder participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, and to the extent not prohibited by applicable law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one law firm and accounting firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its Subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or law firm or accounting firm in connection with such offering, (C) make the Company’s Auditor available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith and to each selling holder of Registrable Shares (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and (D) cause the Company’s outside counsel to furnish customary legal opinions and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the selling holders of the Registrable Shares) to such underwriters and each selling holder of Registrable Shares in connection therewith, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; provided, however, that such records and other information provided under clauses (A) and (B) above shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix) use reasonable best efforts to cause all such Registrable Shares to be listed on each primary securities exchange (if any) on which securities of the same class issued by the Company are then listed;

(x) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Shares pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Shares to be sold;

(xi) make generally available to Stockholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) promptly notify each selling Stockholder and the managing underwriters of any Underwritten Offering, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any request by the SEC or any other Government Entity for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Stockholder;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement;

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction; and

(5) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by this Section 5.07 cease to be true and correct.

For the avoidance of doubt, the provisions of clauses (vii), (viii) and (xi) of this Section 5.07(a) shall apply only in respect of an Underwritten Offering and only if (based on market prices at the time the offering is requested by such Stockholder) the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds (prior to deducting underwriting discounts and commission and offering expenses) to such Stockholder of at least the Minimum Amount.

(b) The Company may require each selling Stockholder and each distributor of Registrable Shares as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration.

(c) Each Stockholder agrees by having its Shares treated as Registrable Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 5.07(a)(vi), each Stockholder will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 5.07(a)(vi), and, if so directed by the Company, each Stockholder will deliver to the Company all copies, other than permanent file copies then in each Stockholder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice, provided, however, that the time periods under this Article V with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time a Stockholder is required to discontinue disposition of such securities.

(d) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus.

(e) It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 5.02, Section 5.04 or Section 5.07 or otherwise in this Article V, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments or overcome such failure, shall not be a breach of this Agreement.

(f) It is further understood and agreed that the Company shall not have any obligations under this Section 5.07 at any time on or after the Registration Termination Date, unless an Underwritten Offering in which a Stockholder participates has been priced but not completed prior to the Registration Termination Date, in which event the Company’s obligations under this Section 5.07 shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).

(g) Notwithstanding anything to the contrary in this Article V, the Company shall not be required to file a Registration Statement or include Registrable Shares in a Registration Statement unless it has received from each Stockholder participating in the applicable Demand Registration, Piggyback Registration or Shelf Registration, at least five days prior to the anticipated filing date of the Registration Statement, information regarding such Stockholder reasonably requested by the Company and required to achieve effectiveness of such Registration Statement.

Section 5.08. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares or fees and expenses of counsel and any other advisor representing any underwriters or other distributors, except for fees and expenses of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares), shall be borne by the

Company. Each selling Stockholder shall bear the cost of all underwriting discounts and commissions associated with any sale of its Registrable Shares and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing such Stockholder and any stock transfer taxes; provided that the Company shall pay the reasonable legal fees of one counsel for each of Univar NV and CD&R Investor.

Section 5.09. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, each selling Stockholder and each Person who controls each selling Stockholder (within the meaning of the Securities Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such Stockholder and controlling Person against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance on and in conformity with information pertaining exclusively to such Stockholder furnished in writing to the Company by such Stockholder expressly for use therein. In connection with an Underwritten Offering in which a Stockholder participates conducted pursuant to a registration effected under this Article V, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Stockholder.

(b) In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance on and in conformity with information pertaining exclusively to such Stockholder furnished in writing to the Company by or on behalf of the applicable Stockholder expressly for use therein. Notwithstanding anything to the contrary in this Agreement, the liability of a holder of Registrable Shares shall be limited to the net proceeds received by such selling holder from the sale of Registrable Shares covered by the applicable Registration Statement.

(c) Any Person entitled to indemnification under this Section 5.09 shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one. If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d) The indemnification provided for under this Section 5.09 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the Transfer of Shares and the date upon which a Stockholder no longer holds Registrable Shares but only with respect to offers and sales of Registrable

Shares commenced prior to such date pursuant to this Article V. The obligations of the Company and its Subsidiaries under this Section 5.09 shall be in addition to any liability which the Company or its Subsidiaries may otherwise have to any Stockholder or other Person.

(e) If the indemnification provided for in or pursuant to this Section 5.09 is due in accordance with the terms of this Article V, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 5.09(a) or Section 5.09(b) had been available under the circumstances.

(f) To the extent that any of the Stockholders is, or would be expected to be, deemed to be an underwriter of Registrable Shares pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 5.09 shall be applicable to the benefit of such Stockholder in its role as deemed underwriter in addition to its capacity as a Stockholder (so long as the amount for which any other Stockholder is or becomes responsible does not exceed the amount for which such Stockholder would be responsible if the Stockholder were not deemed to be an underwriter of Registrable Shares) and (ii) such Stockholder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(g) After the IPO, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of Univar NV or CD&R Investor or Temasek Investor make publicly available such necessary information to permit sales of

Registrable Shares by the Stockholders pursuant to Rule 144), and it will take such further action as any holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any holder of Registrable Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

(h) If any Registration Statement or comparable statement under state blue sky laws refers to any Stockholder by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such holder and the Company, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not in the judgment of the Company required by the Securities Act or any similar federal statute or any state blue sky or securities law then in force, the deletion of the reference to such holder.

ARTICLE VI

LIMITATION ON LIABILITY; EXCULPATION

Section 6.01. Liabilities of the Company. To the fullest extent permitted by applicable Law, the debts, obligations and liabilities of the members of the Group, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such, and no Covered Person shall be obligated personally for the repayment, satisfaction or discharge of any such debt, obligation or liability of the Company solely by reason of being a Covered Person. All Persons dealing with the Company and the other members of the Group shall have recourse solely to the assets of the members of the Group for the payment of debts, obligations or liabilities of the members of the Group. The failure of the Company or any other member of the Group to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the applicable Law or this Agreement shall not be grounds for imposing personal liability on the Covered Persons for the liabilities of the Company or any other member of the Group.

Section 6.02. Waiver of Fiduciary Duties.

(a) To the fullest extent permitted by applicable Law, the Covered Persons shall have no duty, fiduciary or otherwise, in their capacity as Stockholders to the Group or any other Stockholder in its capacity as a Stockholder. To the extent that, under applicable Law, a Covered Person has duties, including fiduciary duties (and liabilities arising from breach thereof), to a member of the Group or another Stockholder that are not waivable pursuant to the first sentence of this Section 6.02(a), such Covered Person shall not be liable to any member of the Group or any other Stockholder for its good faith reliance on the provisions of this Agreement.

(b) Every Director shall discharge his or her duties as a Director in good faith, with the care an ordinarily prudent Person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Company. A Director shall not be liable for any monetary damages to the Company which the Director serves or any Stockholder for any breach of such duties except for any transaction from which the Director derived an improper personal benefit, or any acts or omissions of such Director not in good faith or which involve knowing violation of applicable Law.

(c) The provisions of this Agreement, to the extent that they restrict the duties and liabilities of Stockholders or Directors otherwise existing under applicable Law (or set forth duties and liabilities that are lesser than those existing under applicable Law), are agreed by the Stockholders to replace such other duties and liabilities existing under applicable Law, and each Stockholder, for itself, to the fullest extent permitted under applicable Law, hereby waives any right to make any claim or bring any action or seek any recovery whatsoever based on such other duties or liabilities for breach thereof.

Section 6.03. Duties and Liabilities of Covered Persons; Exculpation. Without limiting Section 6.02, to the fullest extent permitted by applicable Law, and except as otherwise expressly provided herein, no Covered Person shall be liable to the Company or any other member of the Group or any Stockholder for any Claims and Expenses arising out of or incidental to any act or omission of such Covered Person on behalf of the Company or any other member of the Group or relating to the business or activities of the Company or any other member of the Group except to the extent that such conduct was not in good faith or involved knowing violation of applicable Law. A Covered Person shall be fully protected in relying in good faith upon the records of the Company or any other member of the Group and upon such information, opinions, reports or statements presented to the Company or any other member of the Group by any Person as to matters the Covered Person believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any other member of the Group, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to Stockholders might properly be paid.

Section 6.04. Indemnification.

(a) To the fullest extent permitted by applicable Law, the Company shall, and shall cause each member of the Group to, indemnify and hold harmless each of the Covered Persons from and against all liabilities, obligations, losses, judgments, settlements, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the Group), claims, demands, actions, suits, Proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal fees and expenses and costs of investigation) of any kind or nature whatsoever (collectively, “Claims and Expenses”) which may be imposed on, incurred by or asserted at any time against such Covered Person in connection with the business or affairs of the Group or the activities of such Covered Person on behalf of the Group except to the extent arising out of such Covered Person’s conduct that was not in good faith or involved knowing violation of applicable Law; provided further that indemnification hereunder and the advancement of expenses under Section 6.05 shall be recoverable only from the assets of the Group and not from assets of the Stockholders.

(b) If for any reason the foregoing indemnity is due in accordance with the terms hereof but held by any court to be unavailable or unenforceable, then the Company shall and shall cause the other members of the Group to contribute to the amount paid or payable by it as a result of such Claims and Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Group and the Covered Persons or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the Group and the Covered Persons but also the relative fault of the Group and the Covered Persons in connection with the conduct that resulted in such Claims and Expenses as well as any other relevant equitable considerations.

(c) For the avoidance of doubt, Claims and Expenses arising in connection with claims, demands, actions, suits, Proceedings between or among the Stockholders or brought by the Company against a Stockholder shall not be considered as arising out of or in connection with this Agreement or the Group’s business or affairs and therefore shall not be covered by the indemnification provisions of this Section 6.04 or the advancement of expenses under Section 6.05.

(d) The obligations of the Company and its Subsidiaries under this Article VI shall be in addition to any liability which the Company or the Subsidiaries may otherwise have to any Stockholder or other Person.

Section 6.05. Advancement of Expense. To the fullest extent permitted by applicable Law, the Company shall, and shall cause each member of the Group to, pay the expenses (including reasonable and documented legal fees and expenses and costs of investigation) incurred by a Covered Person in defending any claim, demand, action, suit or Proceeding contemplated in Section 6.04 (other than Section 6.04(c)) as such expenses are incurred by such Covered Person and in advance of the final disposition of such matter, provided that such Covered Person undertakes to repay such expenses if it is determined by agreement between such Covered Person and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that such Covered Person is not entitled to be indemnified pursuant to Section 6.04.

Section 6.06. Notice of Proceedings. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding against such Covered Person, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Board of the commencement of such Proceeding, provided that the failure of a Covered Person to give notice as provided herein shall not relieve any member of the Group of its obligations under Section 6.04 and Section 6.05, except to the extent that the Group is prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a Proceeding by or in the right of the Company), after the Company has acknowledged in writing its obligation to indemnify and hold harmless the Covered Person, the Company will be entitled to assume the defense of such Proceeding; provided that (i) the Covered Person shall be entitled to participate in such Proceeding and to retain its own counsel at its own expense and (ii) if the Covered Person shall give written notice to the Company that in its good faith judgment certain claims made against it in such Proceeding could have a material adverse effect on the Covered Person or its Affiliates other than as a result of monetary damages, the Covered Person shall have the right to control (at its own expense and with counsel reasonably satisfactory to the Company) the defense of such specific claims with respect to the Covered Person (but not with respect to the Company or any other Covered Person); and provided further that if a Covered Person elects to control the defense of a specific claim with respect to such Covered Person, such Covered Person shall not consent to the entry of a judgment or enter into a settlement that would require the Company to pay any amounts under Section 6.03 without the prior written consent of the Company, such consent not to be unreasonably withheld. After written notice from the Company to such Covered Person acknowledging the Group’s obligation to indemnify and hold harmless the Covered Person and electing to assume the defense of such Proceeding, the Group will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. Without the consent of such Covered Person, the Company will not consent to the entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the Proceeding and claims asserted therein, (ii) requires or involves any admission of guilt on the part of the Covered Person, or (iii) requires the Covered Person to take any action or to forego taking any action other than the payment of damages. Any decision that is required to be made by the Company pursuant to Section 6.04 or Section 6.05 or this Section 6.06 shall be made on behalf of the Company by the affirmative vote of a majority of the Directors who are not Covered Persons; provided that if all such Directors are less than a quorum, they shall be deemed to constitute a quorum.

Section 6.07. Insurance. The Company may, or may cause a controlled Affiliate to, purchase and maintain directors and officers insurance, to the extent and in such amounts as the Board may, in its discretion, deem reasonable.

ARTICLE VII

CONFIDENTIALITY; PUBLICITY; NON-SOLICITATION

Section 7.01. Confidential Information.

(a) During the term of this Agreement, certain confidential non-public information and materials (x) of the Company and the other members of the Group may be disclosed to the Stockholders and (y) of the Stockholders and their respective direct or indirect partners, stockholders or members may be disclosed to the Company and the other members of the Group (each party providing such information, a “Providing Party” and each party receiving such information, a “Receiving Party”). It is agreed that such materials, information and data (including all reports, analysis, compilations, data, studies and other materials which contain or otherwise reflect or are based on such materials, information or data) (collectively, “Confidential Information”) constitute the property of the Providing Party, and that each Receiving Party shall, and shall cause its Representatives to, maintain strictly confidential and not disclose such Confidential Information, other than to its Representatives who need to know such Confidential Information in connection with this Agreement or the businesses of the Group or use Confidential Information for any purpose other than for the specific purpose for which such Confidential Information has been disclosed to such Receiving Party, without the prior written consent of the Providing Party at any time. Each Receiving Party agrees to ensure that its Affiliates, directors, officers, employees and agents will comply with this Section 7.01 and shall be liable for any breach hereof by such Persons.

(b) The obligation to maintain in confidence all Confidential Information shall survive for a period of eighteen (18) months from the date of termination of this Agreement, but shall not apply to (i) any information which was known to a Receiving Party at or prior to the time of its disclosure by a Providing Party; (ii) any information which becomes lawfully known to a Receiving Party without any obligation of confidentiality to the Providing Party or its Affiliates at any time through a third party not known by such Receiving Party to be in breach of an obligation of confidentiality; (iii) any information which is or becomes known to the general public through no fault of a Receiving Party; (iv) any information which is developed by a Receiving Party or its Representatives independently of disclosure by the disclosing Person and without reference to or reliance on Confidential Information; (v) any information which a Receiving Party or its Representatives is required by applicable Law to disclose, provided that written notice of such disclosure under this clause (v) shall, to the extent legally permissible, be given promptly to the Providing Party so that it may take reasonable actions to avoid and minimize the extent of such disclosure; (vi) any disclosure of

Confidential Information by Univar NV, the CD&R Investor Parties, Temasek Investor or their respective Representatives to the limited partners of the private equity funds managed by CD&R Manager or controlled by Affiliates of CD&R Investor (in the case of the CD&R Investor Parties) or the limited partners of the private equity funds controlled by the CVC GPs or Affiliates of Univar NV or the Affiliates of Temasek Investor (in the case of Temasek Investor), in each case that is not inconsistent with such funds’ past practices of providing information regarding portfolio companies to limited partners or Affiliates, (vii) disclosure to other Stockholders, (viii) in the case of the Mezzanine Investors and the Goldman Sachs Investors, information received by them pursuant to any indenture, credit agreement or similar agreement, the treatment of which is governed by the confidentiality provisions thereof or (ix) disclosure to any proposed Transferee to whom such proposed Transfer would be permitted under Section 4.01 as long as such proposed Transferee agrees to be bound by the provisions of this Section 7.01 as if a Stockholder.

Section 7.02. Publicity. Except to the extent required by applicable Law or stock exchange regulations in the reasonable judgment of each of the Stockholders’ legal counsel, none of the Stockholders will, and none of the Stockholders will permit any of their Affiliates and Representatives to, issue or cause the publication of any press release or other public announcement with respect to or concerning the matters contemplated by this Agreement without the prior written consent of Univar NV and CD&R Investor

Section 7.03. Non-Solicit. As long as each Relevant Party has a Director nominated by them on the Board, each Relevant Party and its Affiliates will refrain from soliciting for employment, employing or attempting to employ or divert any member of senior management of the Company, provided that each Relevant Party and its Affiliates may: (i) engage in general solicitations of employment not specifically directed at employees of the Company; (ii) employ any such person who (A) has been terminated by the Company; or (B) who has contacted such Relevant Party or its Affiliates through his or her own initiative without any direct or indirect solicitation by such party.

ARTICLE VIII

TERMINATION

Section 8.01. Termination.

(a) This Agreement shall terminate upon the earliest to occur of any of the following:

(i) the written agreement of the parties holding a majority of the Shares held by all parties hereto, provided that each of Univar NV, CD&R Investor and Temasek Investor is party to such written agreement; and

(ii) as to each Stockholder, at such time as such Stockholder ceases to own Capital Stock, except for those provisions that by the terms thereof survive the termination of this Agreement, including Section 5.12, Article VI and Article VII.

(b) Nothing in this Agreement shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or to limit any other remedy available to a party on account of such breach under applicable Law.

ARTICLE IX

GOVERNING LAW AND CONFLICT RESOLUTION

Section 9.01. Governing Law. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each party agrees that all disputes and controversies arising from or related to this Agreement shall be referred to the Delaware Court of Chancery pursuant to Delaware Court of Chancery Rules 96 through 98 for a final and binding arbitration of that dispute. Each party may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of such party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). Service of process made upon any party in any such action or proceeding shall be effective if notice is given in accordance with Section 11.03. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.02. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto may not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to seek specific enforcement of the terms hereof and thereof in addition to any other remedy to which the parties hereto or thereto may be entitled at law or in equity.

ARTICLE X

REPRESENTATIONS AND WARRANTIES

Each Stockholder (other than Univar NV, CD&R Investor, Temasek Investor, the Mezzanine Investors and the Management Stockholder) hereby represents and warrants to the other parties hereto, as of the date such Stockholder becomes party to this Agreement, as follows:

Section 10.01. Organization, Standing and Power.

(a) If such Stockholder is a legal entity: (i) such Stockholder is duly organized, validly existing and in good standing (where and if applicable) under the laws of the applicable jurisdiction of organization; (ii) such Stockholder has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (iii) the execution, delivery and performance by such Stockholder of this Agreement has been duly and validly authorized and no additional organizational or shareholder authorization or consent is required in connection with the execution, delivery and performance by such Stockholder of this Agreement; and (iv) this Agreement, when executed and delivered by the other parties hereto, constitutes a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) If such Stockholder is a natural person: (i) such Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly executed and delivered by such Stockholder; and (iii) this Agreement when executed and delivered by the other parties hereto each constitutes a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 10.02. Consents and Approvals. No consent, approval, waiver, authorization, notice or filing is required to be obtained by such Stockholder or any of its Affiliates from, or to be given by such Stockholder or any of its Affiliates to, or made by such Stockholder or any of its Affiliates with, any Government Entity in connection with the execution, delivery and performance by such Stockholder of this Agreement.

Section 10.03. Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement, and the consummation of the transactions contemplated hereby, does not and will not (i) if such Stockholder is a legal entity, violate any provision of the organizational documents of such Stockholder or (ii) violate any Law to which such Stockholder is subject, or under any governmental authorization.

Section 10.04. No Litigation. There is no litigation, investigation or other Proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its Affiliates which, if adversely determined, could materially adversely affect the ability of such Stockholder to perform its obligations under this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Successors and Assigns. Subject to Section 11.02(c), this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company and by any Stockholder and their respective successors and permitted assigns, and no term or provision of this Agreement is for the benefit of, or intended to create any obligations to, any other Person, except as otherwise specifically provided in this Agreement. Stockholders may assign their respective rights and obligations hereunder to any Transferees only to the extent expressly provided herein.

Section 11.02. Amendments; Waiver.

(a) Any provision of this Agreement may only be amended or waived by the prior written consent of the Stockholders holding a majority of the Shares held by Stockholders party to this Agreement together with the prior written consent of Univar NV and CD&R Investor, in each case for so long as it is a Stockholder; provided, that no provision of this Agreement (including, for the avoidance of doubt, the restrictions on Transfers set forth in Article IV) may be amended or waived (w) in a manner adversely affecting the rights or obligations of a Mezzanine Investor which does not, by its terms, adversely affect the rights or obligations of all other Stockholders in a substantially similar manner, without the prior written consent of Mezzanine Investors and their respective Permitted Transferees that own a majority of the Shares owned by all Mezzanine Investors and their respective Permitted Transferees, (x) in a manner adversely affecting the rights or obligations of the Goldman Sachs Investors which does not, by its terms, adversely affect the rights or obligations of all other Stockholders in a substantially similar manner, without the prior written consent of Goldman Sachs Investors and their respective Permitted Transferees that own at least 50% of the Shares owned by all Goldman Sachs Investors and their respective Permitted Transferees, (y) in a manner adversely affecting the rights or obligations of the Management Stockholder which does not, by its terms, adversely affect the rights or obligations of all other Stockholders in a substantially similar manner, without the prior written consent of the Management Stockholder and its Permitted Transferees that own a majority of the Shares owned by the Management Stockholder and its Permitted Transferees and (z) in a manner adversely affecting the rights or obligations of Temasek Investor which does not, by its terms, adversely affect the rights or obligations of all other Stockholders in a substantially similar manner, without the prior written consent of Temasek Investor and its Permitted Transferees that own a majority of the Shares owned by Temasek Investor and its Permitted Transferees.

(b) Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party except as provided in Section 11.02(a). No failure or delay by any party to insist upon the strict compliance and performance of any covenant, duty, agreement or condition of this Agreement or in exercising any right, power, privilege or remedy hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof or of any other right, power, privilege or remedy and no single or partial exercise thereof (except as otherwise specified herein) shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.

(c) This Agreement may not be assigned without the express written consent of Univar NV and CD&R Investor, except as expressly provided in Section 4.01 in connection with a Transfer of Shares expressly permitted by and effected pursuant to Article IV, and any purported or attempted assignment in violation hereof or thereof shall be void.

Section 11.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given or made if delivered personally, sent by facsimile (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight delivery service (with delivery confirmed) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

If to CD&R Investor or any of its Permitted Transferees who are Stockholders, to:

CD&R Univar Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attn: David H. Wasserman

George K. Jaquette

Facsimile: 1-212-407-5252

with a copy (which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn: Paul S. Bird

Steven J. Slutzky

Facsimile: 1-212-909-6836

If to Univar NV:

Univar N.V.

712 Fifth Avenue

43rd Floor

New York NY 10019

Attn: Gijs Vuursteen

Facsimile: 1-212-265-6375

with a copy (which shall not by itself constitute notice hereunder) to:

Gibson Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attn: Sean Griffiths

Facsimile: 1-212-351-5222

If to the Temasek Investor to:

Dahlia Investments Pte Ltd.

60B Orchard Road

#06-18 Tower 2

The Atrium@Orchard

Singapore 238891

Attn: Juliet Teo

Email: juliett@temasek.com.sg

If to the Company, to:

Univar Inc.

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

Attn: Stephen N. Landsman

Email: steve.landsman@univar.com

with a copy (which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn: Paul S. Bird

Steven J. Slutzky

Facsimile: 1-212-909-6836

If to a Mezzanine Investor or any of its Permitted Transferees who are Stockholders, to the applicable address set forth in Schedule I to the Mezzanine Subscription Agreements.

If to the Management Stockholder or any of its Permitted Transferees who are Stockholders, to the applicable address set forth in Schedule I to the Management Subscription Agreements.

If to a Goldman Sachs Investor or any of its Permitted Transferees who are Stockholders, to:

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attn: Oliver Thym / Eric Goldstein

Facsimile: 1-212-357-5505

with a copy (which shall not by itself constitute notice hereunder) to:

Fried Frank Harris Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn: Emil Buchman

Facsimile: 1-212-859-8587

Any party may furnish a change of address to the other parties hereto in writing in accordance herewith, and such notices of change of address shall be effective upon receipt.

Section 11.04. Integration; Interpretation. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter hereof. In the event of a conflict between this Agreement and the Organizational Documents of the Company or any of its Subsidiaries, or between the parties hereto, this Agreement shall govern.

Section 11.05. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereto hereunder shall be enforceable to the fullest extent permitted by applicable Law. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) the Company, Univar NV, CD&R Investor and Temasek Investor shall negotiate in good faith to agree upon a suitable and equitable provision that shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 11.06. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same Agreement.

Section 11.07. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, except as expressly provided in Section 5.09 and with respect to Covered Persons in Article VI.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

UNIVAR INC.

By:	/s/ Stephen Landsman

Name: Stephen Landsman
Title: General Counsel

UNIVAR N.V.

By:	/s/ Henk Schop

Name: Henk Schop
Title: Director

CD&R UNIVAR HOLDINGS, L.P.

By:	/s/ Theresa A. Gore

Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

DAHLIA INVESTMENTS PTE. LTD.

By:	/s/ Seah Seow Ling

Name: Seah Seow Ling
Title: Director

[Signature Page – Stockholders Agreement]

GSMP V ONSHORE US, LTD.

By:	/s/ Elizabeth Overbay

Name: Elizabeth Overbay
Title: Vice President

GSMP V OFFSHORE US, LTD.

By:	/s/ Elizabeth Overbay

Name: Elizabeth Overbay
Title: Vice President

GSMP V INSTITUTIONAL US, LTD

By:	/s/ Elizabeth Overbay

Name: Elizabeth Overbay
Title: Vice President

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Elizabeth Overbay

Name: Elizabeth Overbay
Title: Vice President

[Signature Page – Stockholders Agreement]

PARCOM ULYSSES 2 S.à r.l.

By:	/s/ Lux Business Management S.à.r.l.

Name: Lux Business Management S.à.r.l.
Title: Sole Manager

PARCOM BUY OUT FUND II B.V.

By:	/s/ Erik Westerink

Name: Erik Westerink
Title: Managing Partner Parcom Capital Management B.V.

KYCO INVESTMENTS L.P.

By:	/s/ Scott Pendery

Name: Scott Pendery
Title: President

[Signature Page – Stockholders Agreement]

ANNEX A

Univar N.V.

CD&R Univar Holdings, L.P.

Apollo Investment Corporation

AIE EuroLux S.àr.l.

Highbridge Principal Strategies – Mezzanine Partners Delaware Subsidiary, LLC

Highbridge Principal Strategies – Institutional Mezzanine Partners Subsidiary, L.P.

Highbridge Principal Strategies – Offshore Mezzanine Partners Master Fund, L.P.

GSO COF Facility LLC

GSMP V Onshore US, Ltd.

GSMP V Offshore US, Ltd.

GSMP V Institutional US, Ltd.

Broad Street Principal Investments, L.L.C.

Minot Light Debt Mezz Ltd.

KYCO Investments, L.P.

J. Erik Fyrwald

2012 Fyrwald Irrevocable Family Trust

J. Erik Fyrwald Revocable Trust u/a/d 12/05/2005

2013 Fyrwald Irrevocable Family Trust

David E. Flitman Trust dated October 15,1998

Jack F. Welch, Jr. 2004 Revocable Trust